UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

BRUKER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Election of New Director

On January 10, 2014, the Company’s Board of Directors (the “Board”) elected Gilles Martin to fill a vacancy on the Board, effective January 13, 2014.  Dr. Martin will serve as a Class III director for a term expiring at the Company’s 2015 Annual Meeting of Stockholders.

Dr. Martin is Chairman and Chief Executive Officer of the Eurofins Scientific Group, a Luxembourg-based international life sciences company which provides a range of analytical testing services to clients across multiple industries. Dr. Martin founded the original Eurofins Scientific Nantes food authenticity laboratory in 1988 and is a past President of the French Association of private analytical laboratories, or APROLAB, and the North American Technical Committee for Juice and Juice Products. Dr. Martin holds a Ph.D. in Statistics and Applied Mathematics and a Master of Science from Syracuse University.

Dr. Martin’s compensation for his services as a director will be consistent with that of the other non-employee directors of the Company, as described in the Company’s definitive proxy statement with respect to its 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 10, 2013. There are no other arrangements or understandings between Dr. Martin and any other person pursuant to which he was elected as a director, and Dr. Martin is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Martin’s appointment is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                      Exhibits

Number	Description

99.1	Press release dated January 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: January 13, 2014	By:	/s/ CHARLES F. WAGNER, JR.
Charles F. Wagner, Jr.
Executive Vice President and
Chief Financial Officer